EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ, MICHAEL S. ROE AND JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation: (i) to sign any post-effective amendment (each, a “Post-Effective Amendment”) to any existing registration statement of Ashland Inc. under the Securities Act of 1933, as amended, on Form S-8 (each, an “Existing Registration Statement”), any amendments thereto, and all further post-effective amendments and supplements to any such Post-Effective Amendment for the registration of the Corporation’s securities, which is necessary, desirable or appropriate to enable the Corporation to adopt any Existing Registration Statement as its own registration statement as contemplated by paragraph (d) of Rule 414 under the Securities Act; and (ii) to file any Post-Effective Amendment and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Post-Effective Amendment and related Existing Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: September 16, 2016

/s/ William A. Wulfsohn	/s/ Vada O. Manager
William A. Wulfsohn, Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	Vada O. Manager Director
/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Barry W. Perry Director

/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman, Vice President and Controller (Principal Accounting Officer)	Mark C. Rohr Director

/s/ Brendan M. Cummins	/s/ George A. Schaefer, Jr.
Brendan M. Cummins Director	George A. Schaefer Director

/s/ William G. Dempsey	/s/ Janice J. Teal
William G. Dempsey Director	Janice J. Teal Director

/s/ Stephen F. Kirk	/s/ Michael J. Ward
Stephen F. Kirk Director	Michael J. Ward Director